Exhibit 11
                            TREX MEDICAL CORPORATION

                        Computation of Earnings per Share

                                                                  Nine Months
                                        Year Ended                   Ended
                          -------------------------------------   -----------
                             Sept. 27,    Sept. 28,    Sept. 30,     Sept. 30,
                                 1997         1996         1995          1995
   --------------------------------------------------------------------------
                                                     (Unaudited)
   Computation of Primary
     Earnings per Share:

   Net Income (a)         $14,674,000 $ 9,344,000   $ 3,592,000   $ 3,483,000
                          ----------- -----------   -----------   -----------
   Shares:
     Weighted average
       shares outstanding  28,826,093  23,365,220    20,000,000    20,000,000

     Add: Shares issuable
          from assumed
          exercise of
          options (as
          determined by
          the application
          of the treasury
          stock method)             -     118,061       151,414       151,414
                          ----------- -----------   -----------   -----------
     Weighted average
       shares outstanding,
       as adjusted (b)     28,826,093  23,483,281    20,151,414    20,151,414
                          ----------- -----------   -----------   -----------
   Primary Earnings per
     Share (a) / (b)      $       .51 $       .40   $       .18   $       .17
                          =========== ===========   ===========   ===========
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                                                                    Exhibit 11
                            TREX MEDICAL CORPORATION

                  Computation of Earnings per Share (continued)

                                                                  Nine Months
                                       Year Ended                   Ended
                          -------------------------------------- ------------
                             Sept. 27,    Sept. 28,    Sept. 30,     Sept. 30,
                                 1997         1996         1995          1995
   --------------------------------------------------------------------------
                                                     (Unaudited)
   Computation of Fully
     Diluted Earnings
     per Share:

   Income:
     Net Income           $14,674,000 $ 9,344,000   $ 3,592,000   $ 3,483,000
                          ----------- -----------   -----------   -----------
     Add: Convertible
          note interest,
          net of tax                -     828,138             -             -
                          ----------- -----------   -----------   -----------
     Income applicable to
       common stock
       assuming full
       dilution (a)       $14,674,000 $10,172,138   $ 3,592,000   $ 3,483,000
                          ----------- -----------   -----------   -----------
   Shares:
     Weighted average
       shares outstanding  28,826,093  23,365,220    20,000,000    20,000,000

     Add: Shares issuable
          from assumed
          exercise of
          options (as
          determined by
          the application
          of the treasury
          stock method)             -     397,558       151,414       151,414

          Shares issuable
          from assumed
          conversion of
          subordinated
          convertible
          note                      -   2,787,331             -             -
                          ----------- -----------   -----------   -----------
     Weighted average
       shares outstanding,
       as adjusted (b)     28,826,093  26,550,109    20,151,414    20,151,414
                          ----------- -----------   -----------   -----------
   Fully Diluted
     Earnings per
     Share (a) / (b)      $       .51 $       .38   $       .18   $       .17
                          =========== ===========   ===========   ===========